Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2026 Earnings; Declares Quarterly Dividend and Announces Additional Share Repurchase Authorization

Indiana, PA, July 28, 2026 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2026.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Reported Results
Net income	$44,589	$37,548	$33,402	$82,137	$66,098
Diluted earnings per share	$0.44	$0.37	$0.32	$0.81	$0.64
Return on average assets	1.47%	1.25%	1.11%	1.36%	1.12%
Return on average equity	11.44%	9.75%	8.97%	10.60%	9.12%

Operating Results (non-GAAP)(1)
Core net income	$44,427	$37,459	$39,496	$81,886	$72,276
Core diluted earnings per share	$0.44	$0.37	$0.38	$0.80	$0.70
Core pre-tax pre-provision net revenue	$64,999	$57,854	$58,677	$122,853	$105,556
Provision expense	$8,931	$10,733	$8,898	$19,664	$18,393
Provision for credit losses - acquisition day 1 non-PCD	$—	$—	$3,759	$—	$3,759
Net charge-offs	$11,441	$8,161	$2,758	$19,602	$5,856
Reserve build/(release)(2)	$(1,758)	$3,415	$13,035	$1,657	$14,060
Core return on average assets (ROAA)	1.46%	1.24%	1.31%	1.35%	1.23%
Core pre-tax pre-provision ROAA	2.14%	1.92%	1.95%	2.03%	1.79%
Return on average tangible common equity	15.71%	13.47%	12.59%	14.60%	12.80%
Core return on average tangible common equity	15.66%	13.44%	14.82%	14.56%	13.96%
Core efficiency ratio	52.24%	55.43%	54.06%	53.80%	56.44%
Net interest margin (FTE)	4.01%	3.92%	3.83%	3.97%	3.73%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Second Quarter 2026 Highlights
•GAAP Net income of $44.6 million and diluted earnings per share of $0.44 represented an increase of $7.0 million, or $0.07 per share, from the prior quarter and an increase of $11.2 million, or $0.12 per share, from the second quarter of 2025
▪Core net income(1) of $44.4 million and core earnings per share of $0.44 represented an increase of $7.0 million, or $0.07 per share, from the prior quarter and an increase of $4.9 million, or $0.06 per share, from the second quarter of 2025
▪Core pre-tax pre-provision net revenue (PPNR)(1) totaled $65.0 million, an increase of $7.1 million from the previous quarter and an increase of $6.3 million from the second quarter of 2025
•Net interest income (FTE) of $112.8 million increased $3.5 million from the previous quarter and increased $6.2 million from the second quarter of 2025
•Noninterest income (excluding securities gains of $0.3 million in 2Q26 and $0.2 million in 1Q26) of $26.7 million increased $2.3 million from the previous quarter and increased $1.9 million from the second quarter of 2025
•Noninterest expense (excluding merger-related expense of $0.1 million in 2Q26, $0.1 million in 1Q26 and $4.0 million in 2Q25) of $74.1 million decreased $1.3 million from the previous quarter and increased $1.8 million from the second quarter of 2025
•Average deposits increased $52.3 million, or 2.0% annualized, compared to the prior quarter
▪End-of period-deposits decreased $149.8 million, or 5.8% annualized, compared to the prior quarter
•Total loans increased $46.5 million, or 2.0% annualized, from the previous quarter
•The loan-to-deposit ratio increased to 92.7% at the end of the second quarter of 2026 as compared to 90.9% at the end of the previous quarter
•Tangible book value per share increased $0.24, or 8.5% annualized from the previous quarter
▪AOCI as a percentage of tangible common equity increased 14 basis points from the previous quarter to 6.04% in the second quarter of 2026
•First Commonwealth Bank (the Bank) has been named to TIME Magazine’s 2026 America's Best Companies list
Profitability
•The net interest margin of 4.01% increased nine basis points compared to the prior quarter and increased 18 basis points from the second quarter of 2025
•The core efficiency ratio(1) decreased 320 basis points to 52.24% compared to the prior quarter and decreased 183 basis points from the second quarter of 2025
•Core ROAA increased 22 basis points to 1.46% compared to the prior quarter and increased 15 basis points from the second quarter of 2025
•Core pre-tax pre-provision ROAA(1) increased 22 basis points to 2.14% compared to the prior quarter and increased 19 basis points from the second quarter of 2025
•Core return on average tangible common equity (ROATCE)(1) increased 221 basis points to 15.66% compared to the prior quarter and increased 84 basis points from the second quarter of 2025
Asset quality
•The provision for credit losses was $8.9 million, a decrease of $1.8 million compared to the previous quarter
•The allowance for credit losses as a percentage of period-end loans was 1.35%, a decrease of two basis points from the previous quarter
•Total nonperforming loans of $81.6 million decreased $10.7 million from the previous quarter

•Net charge-offs on loans totaled $11.4 million, an increase of $3.3 million from the previous quarter
•Net charge-offs as a percentage of average loans (annualized) was 0.49% in the second quarter of 2026, as compared to 0.35% in the previous quarter
Strong capital positions
•The Bank-level Total Capital Ratio was 14.0% at June 30, 2026, which represents $393.8 million in excess capital above the regulatory “well capitalized” requirement of 10.0%
•A total of 645,695 shares at a weighted average price of $18.66 were repurchased during the second quarter of 2026 under the Company’s previously authorized share repurchase programs. The remaining repurchase capacity under the current program was $13.0 million as of June 30, 2026.
•On July 28, 2026, the Board of Directors authorized an additional $75.0 million share repurchase program.
“The momentum we generated during the second quarter reinforces our confidence in First Commonwealth’s long‑term outlook,” stated T. Michael Price, President and Chief Executive Officer. “We successfully balanced profitable loan growth with disciplined funding costs, supporting continued margin expansion and meaningful earnings growth. While the economic environment remains dynamic, we believe our strong capital position, diversified revenue streams, focus on operating leverage, and regionally led business model positions us to continue creating value for our stakeholders.”
Earnings
GAAP net income for the second quarter of 2026 was $44.6 million, or $0.44 per share, compared to $37.5 million, or $0.37 per share in the first quarter of 2026, and $33.4 million, or $0.32 per share for the second quarter of 2025.
Core net income for the second quarter of 2026 was $44.4 million, or $0.44 per share, compared to $37.5 million, or $0.37 per share in the first quarter of 2026, and $39.5 million, or $0.38 per share for the second quarter of 2025.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $112.8 million increased $3.5 million from the previous quarter and increased $6.2 million from the prior year quarter. The increase from the previous quarter was primarily due to a nine basis point expansion in the net interest margin and one additional day in the quarter, which more than offset a $28.1 million decrease in average interest earning assets.
The net interest margin for the second quarter of 2026 was 4.01%, an increase of nine basis points from the previous quarter and an increase of 18 basis points from the second quarter of 2025. The increase from the previous quarter was primarily due to a five basis point decrease in the cost of deposits combined with an improved mix of deposits. The net interest margin benefitted further by a four basis points increase in the yield on loans and 15 basis point increase in the yield on securities. The total cost of funds was 1.79% in the second quarter of 2026, which represents a decrease of seven basis points from the previous quarter.
Total average deposits grew $52.3 million, or 2.0% annualized, in the second quarter of 2026 as compared to the previous quarter. Average interest-bearing demand and savings deposits grew $76.2 million, average noninterest-bearing deposits grew $27.4 million and average time deposits decreased $51.3 million from the previous quarter.
Total average loans declined $106.3 million, or 4.5% annualized, in the second quarter of 2026 as compared to the previous quarter.
Asset Quality
Provision expense in the second quarter of 2026 totaled $8.9 million as compared to $10.7 million in the previous quarter. The decrease from the prior quarter was primarily due to a $4.2 million increase in reserves for individually analyzed commercial credits in the prior quarter.
The allowance for credit losses as a percentage of end-of-period loans in the second quarter of 2026 was 1.35% as compared to 1.37% in the previous quarter.
At June 30, 2026, nonperforming loans totaled $81.6 million, a decrease of $10.7 million from the previous quarter. The decrease in nonperforming loans was primarily due to the resolution of six commercial credits with an aggregate balance of $6.9 million.

Nonperforming loans represented 0.86% of total loans for the period ended June 30, 2026 as compared to 0.98% and 1.04% for the periods ended March 31, 2026 and June 30, 2025, respectively.
During the second quarter of 2026, net charge-offs were $11.4 million as compared to $8.2 million in the previous quarter and $2.8 million in the second quarter of 2025. The increase from the previous quarter was primarily due to the aforementioned resolution of six commercial credits with an aggregate balance of $6.9 million.
Net charge-offs as a percentage of average loans (annualized) were 0.49%, 0.35% and 0.12% for the periods ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding securities gains of $0.3 million in 2Q26 and $0.2 million in 1Q26) totaled $26.7 million for the second quarter of 2026, as compared to $24.4 million for the first quarter of 2026 and $24.7 million for the second quarter of 2025.
The $2.3 million increase in noninterest income from the previous quarter was primarily due to a $0.8 million gain on the early redemption of sub debt, a $0.3 million increase in income from Bank Owned Life Insurance (BOLI), a $0.03 million increase in other revenue due to $0.3 million in limited partnership gains, and a $0.3 million increase in card related interchange income, all of which was partially offset by a $0.2 million decrease in gain on sale of other loans due to a $0.4 million gain on the sale of a loan pool in the prior quarter.
Noninterest expense (excluding merger-related expense of $0.1 million in 2Q26, $0.1 million in 1Q26 and $4.0 million in 2Q25) was $74.1 million for the second quarter of 2026, as compared to $75.5 million in the first quarter of 2026 and $72.3 million in the second quarter of 2025.
The $1.3 million decrease in noninterest expense from the previous quarter was driven by a $0.6 million decrease in furniture and equipment expense due to a $0.4 million rebate received from a third-party vendor, a $0.5 million decrease in occupancy due to a $0.7 million decrease in snow removal costs, a $0.5 million decrease in loss on sale of other assets due to a $0.5 million prepayment penalty on long-term Federal Home Loan Bank (FHLB) debt in the previous quarter and a $0.4 million decrease in Federal Deposit Insurance Corporation (FDIC) insurance due to a lower assessment rate. Partially offsetting these decreases was a $0.5 million increase in other professional fees.
The core efficiency ratio was 52.2% during the second quarter of 2026 as compared to 55.4% in the previous quarter and 54.1% in the second quarter of 2025.
Full time equivalent staff was 1,589, 1,592 and 1,562 at June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.14 per share, which represents a 3.7% increase from the second quarter of 2025. The cash dividend is payable on August 21, 2026 to shareholders of record as of August 7, 2026. This dividend represents a 2.7% projected annual yield utilizing the July 27, 2026 closing market price of $20.87.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2026 were 15.1%, 13.4%, 11.1% and 12.6%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter of 2026 on Wednesday, July 29, 2026 at 2:00 PM (ET). The call can be accessed by dialing (toll free) +1 833-461-5787 conference ID # 403 587 293 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A link to the webcast replay will also be accessible on the Company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First

Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
SUMMARY RESULTS OF OPERATIONS
Net interest income	$112,442	$108,974	$106,241	$221,416	$201,763
Provision for credit losses	8,931	10,733	8,898	19,664	14,634
Provision for credit losses — acquisition day 1 non-PCD	—	—	3,759	—	3,759
Noninterest income	26,997	24,587	24,749	51,584	47,251
Noninterest expense	74,235	75,595	76,268	149,830	147,518
Net income	44,589	37,548	33,402	82,137	66,098
Core net income (5)	44,427	37,459	39,496	81,886	72,276
Earnings per common share (diluted)	$0.44	$0.37	$0.32	$0.81	$0.64
Core earnings per common share (diluted) (6)	$0.44	$0.37	$0.38	$0.80	$0.70
KEY FINANCIAL RATIOS
Return on average assets	1.47%	1.25%	1.11%	1.36%	1.12%
Core return on average assets (7)	1.46%	1.24%	1.31%	1.35%	1.23%
Return on average assets, pre-provision, pre-tax	2.15%	1.92%	1.81%	2.03%	1.72%
Core return on average assets, pre-provision, pre-tax	2.14%	1.92%	1.95%	2.03%	1.79%
Return on average shareholders' equity	11.44%	9.75%	8.97%	10.60%	9.12%
Return on average tangible common equity (8)	15.71%	13.47%	12.59%	14.60%	12.80%
Core return on average tangible common equity (9)	15.66%	13.44%	14.82%	14.56%	13.96%
Core efficiency ratio (2)(10)	52.24%	55.43%	54.06%	53.80%	56.44%
Net interest margin (FTE) (1)	4.01%	3.92%	3.83%	3.97%	3.73%

Book value per common share	$15.52	$15.27	$14.47
Tangible book value per common share (11)	11.58	11.34	10.63
Market value per common share	20.33	17.58	16.23
Cash dividends declared per common share	0.140	0.135	0.135	0.275	0.265
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.86%	0.98%	1.04%
Nonperforming assets as a percent of total assets (3)	0.70%	0.77%	0.83%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.49%	0.35%	0.12%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	156.08%	141.70%	133.62%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.35%	1.37%	1.39%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.9%	12.7%	12.4%
Tangible common equity as a percent of tangible assets (12)	9.9%	9.7%	9.4%
Leverage Ratio	11.1%	10.9%	10.7%
Risk Based Capital - Tier I	13.4%	13.2%	12.7%
Risk Based Capital - Total	15.1%	14.9%	14.4%
Common Equity - Tier I	12.6%	12.5%	12.0%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
INCOME STATEMENT
Interest income	$159,322	$157,218	$158,926	$316,540	$306,054
Interest expense	46,880	48,244	52,685	95,124	104,291
Net Interest Income	112,442	108,974	106,241	221,416	201,763
Provision for credit losses	8,931	10,733	8,898	19,664	14,634
Provision for credit losses - acquisition day 1 non-PCD	—	—	3,759	—	3,759
Net Interest Income after Provision for Credit Losses	103,511	98,241	93,584	201,752	183,370
Net securities gains (losses)	311	229	—	540	(5,142)
Gain on sale of VISA	—	—	—	—	5,146
Trust income	3,583	3,408	3,029	6,991	6,051
Service charges on deposit accounts	5,744	5,530	5,595	11,274	11,033
Insurance and retail brokerage commissions	3,085	3,267	3,097	6,352	6,267
Income from bank owned life insurance	2,144	1,796	1,938	3,940	3,440
Gain on sale of mortgage loans	2,337	2,215	1,836	4,552	3,223
Gain on sale of other loans and assets	2,028	2,182	2,217	4,210	3,605
Gain on early redemption of subordinated debt	806	—	—	806	—
Card-related interchange income	4,005	3,661	3,998	7,666	7,652
Derivative mark-to-market	95	(6)	—	89	(153)
Swap fee income	383	122	439	505	1,274
Other income	2,476	2,183	2,600	4,659	4,855
Total Noninterest Income	26,997	24,587	24,749	51,584	47,251
Salaries and employee benefits	42,734	42,874	40,584	85,608	80,999
Net occupancy	5,017	5,565	4,894	10,582	10,623
Furniture and equipment	4,174	4,823	4,547	8,997	8,740
Data processing	4,152	4,183	4,085	8,335	7,902
Pennsylvania shares tax	1,505	1,330	1,338	2,835	2,675
Advertising and promotion	1,438	1,671	1,457	3,109	2,829
Intangible amortization	1,303	1,364	1,311	2,667	2,442
Other professional fees and services	1,650	1,106	1,903	2,756	3,523
FDIC insurance	1,147	1,589	1,550	2,736	2,929
Litigation and operational losses	776	857	470	1,633	1,263
Loss on sale or write-down of assets	86	567	71	653	286
Merger and acquisition	106	117	3,955	223	4,064
Other operating expenses	10,147	9,549	10,103	19,696	19,243
Total Noninterest Expense	74,235	75,595	76,268	149,830	147,518
Income before Income Taxes	56,273	47,233	42,065	103,506	83,103
Income tax provision	11,684	9,685	8,663	21,369	17,005
Net Income	$44,589	$37,548	$33,402	$82,137	$66,098

Shares Outstanding at End of Period	101,101,529	101,679,621	104,925,587	101,101,529	104,925,587
Average Shares Outstanding Assuming Dilution	101,558,853	102,394,488	103,928,428	101,970,008	102,886,345

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2026	2026	2025
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$110,327	$118,134	$121,052
Interest-bearing bank deposits	69,308	224,806	39,114
Securities available for sale, at fair value	1,126,573	1,071,345	1,153,323
Securities held to maturity, at amortized cost	574,542	577,286	498,043
Loans held for sale	44,764	31,638	42,993

Loans and leases	9,467,229	9,433,825	9,570,815
Allowance for credit losses	(127,425)	(129,183)	(132,966)
Net loans and leases	9,339,804	9,304,642	9,437,849

Goodwill and other intangibles	398,327	399,233	402,558
Other assets	544,181	535,488	542,215
Total Assets	$12,207,826	$12,262,572	$12,237,147

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,413,605	$2,370,132	$2,326,836

Interest-bearing demand deposits (a)	1,802,938	1,835,503	1,885,953
Savings deposits (a)	4,360,889	4,402,789	4,132,508
Time deposits	1,682,629	1,801,469	1,759,285
Total interest-bearing deposits	7,846,456	8,039,761	7,777,746

Total deposits	10,260,061	10,409,893	10,104,582

Short-term borrowings	137,946	22,858	225,874
Long-term borrowings	125,084	132,069	262,369
Total borrowings	263,030	154,927	488,243

Other liabilities	115,567	145,055	126,555
Shareholders' equity	1,569,168	1,552,697	1,517,767
Total Liabilities and Shareholders' Equity	$12,207,826	$12,262,572	$12,237,147
(a) Deposits on the above balance sheet for March 31, 2025 reflect a reclassification to interest-bearing deposits from savings deposits in order to remove the impact of an internal sweep program related to regulatory reserve requirements. The internal sweep program was terminated in the second quarter of 2025, therefore prior periods are now shown without the reclassification.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2026	Rate	2026	Rate	2025	Rate	2026	Rate	2025	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,460,013	6.07%	$9,566,302	6.03%	$9,430,284	6.09%	$9,512,864	6.05%	$9,250,577	6.01%
Interest bearing bank deposits	158,346	3.86%	207,792	3.84%	59,614	4.85%	182,932	3.85%	68,177	4.78%
Securities (FTE)(1)	1,657,454	3.66%	1,529,772	3.55%	1,666,988	3.67%	1,593,965	3.61%	1,633,703	3.63%
Total Interest-Earning Assets (FTE) (1)	11,275,813	5.68%	11,303,866	5.65%	11,156,886	5.73%	11,289,761	5.67%	10,952,457	5.65%
Noninterest-earning assets	915,320		920,940		939,441		918,115		937,199
Total Assets	$12,191,133		$12,224,806		$12,096,327		$12,207,876		$11,889,656

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$6,221,376	1.92%	$6,145,197	1.95%	$5,998,326	2.09%	$6,183,496	1.93%	$5,884,743	2.11%
Time deposits	1,769,090	3.43%	1,820,411	3.55%	1,747,881	3.82%	1,794,609	3.49%	1,755,643	3.94%
Short-term borrowings	26,854	2.18%	31,766	2.16%	146,503	4.12%	29,297	2.17%	98,879	3.81%
Long-term borrowings	131,357	5.55%	208,363	5.11%	262,633	4.98%	169,647	5.28%	262,720	4.99%
Total Interest-Bearing Liabilities	8,148,677	2.31%	8,205,737	2.38%	8,155,343	2.59%	8,177,049	2.35%	8,001,985	2.63%
Noninterest-bearing deposits	2,366,559		2,339,160		2,316,854		2,352,935		2,285,001
Other liabilities	112,616		117,667		131,218		115,127		141,531
Shareholders' equity	1,563,281		1,562,242		1,492,912		1,562,765		1,461,139
Total Noninterest-Bearing Funding Sources	4,042,456		4,019,069		3,940,984		4,030,827		3,887,671
Total Liabilities and Shareholders' Equity	$12,191,133		$12,224,806		$12,096,327		$12,207,876		$11,889,656

Net Interest Margin (FTE) (annualized)(1)		4.01%		3.92%		3.83%		3.97%		3.73%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2026	2026	2025
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,286,633	$1,315,171	$1,381,523
Commercial real estate	3,083,774	3,148,767	3,366,267
Equipment finance loans and leases	784,754	746,723	573,810
Real estate construction	456,253	404,394	424,437
Total Commercial	5,611,414	5,615,055	5,746,037

Consumer Loan Portfolio:
Closed-end mortgages	1,811,748	1,814,512	1,879,468
Home equity lines of credit	556,418	537,089	510,807
Real estate construction	30,413	31,843	23,715
Total Real Estate - Consumer	2,398,579	2,383,444	2,413,990

Auto & RV loans	1,390,894	1,367,360	1,339,660
Direct installment	22,085	22,451	24,659
Personal lines of credit	42,564	43,751	44,475
Student loans	1,693	1,764	1,994
Total Other Consumer	1,457,236	1,435,326	1,410,788
Total Consumer Portfolio	3,855,815	3,818,770	3,824,778
Total Portfolio Loans and Leases	9,467,229	9,433,825	9,570,815
Loans held for sale	44,764	31,638	42,993
Total Loans and Leases	$9,511,993	$9,465,463	$9,613,808

	June 30,	March 31,	June 30,
	2026	2026	2025
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$50,298	$50,260	$71,590
Loans and leases on a nonaccrual basis - with government guarantees	22,510	27,028	11,590
Loans held for sale on a nonaccrual basis	—	1,149	—
Loans and leases on a nonaccrual basis - acquired	8,031	12,844	15,024
Loans and leases on a nonaccrual basis - acquired with government guarantees	801	1,032	1,303
Total Nonperforming Loans and Leases	$81,640	$92,313	$99,507
Other real estate owned ("OREO")	2,270	221	1,049
Repossessions ("Repos")	1,368	1,328	945
Total Nonperforming Assets	$85,278	$93,862	$101,501
Loans past due in excess of 90 days and still accruing	3,218	2,927	1,297
Classified loans and leases	148,407	136,897	130,020
Criticized loans and leases	286,497	284,628	254,902

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.90%	0.99%	1.06%
Allowance for credit losses	$127,425	$129,183	$132,966

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$7,838	$3,608	$726	$11,446	$1,055
Real estate construction	—	326	—	326	—
Commercial real estate	1,999	2,268	613	4,267	1,921
Residential real estate	267	119	72	386	43
Loans to individuals	1,337	1,840	1,347	3,177	2,837
Net Charge-offs	$11,441	$8,161	$2,758	$19,602	$5,856

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.49%	0.35%	0.12%	0.42%	0.13%
Provision for credit losses as a percentage of net charge-offs	78.06%	131.52%	322.63%	100.32%	249.90%
Provision for credit losses	$8,931	$10,733	$8,898	$19,664	$14,634

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Interest income	$159,322	$157,218	$158,926	$316,540	$306,054
Adjustment to fully taxable equivalent basis (1)	385	361	341	746	676
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	159,707	157,579	159,267	317,286	306,730
Interest expense	46,880	48,244	52,685	95,124	104,291
Net interest income, (FTE) (1)	$112,827	$109,335	$106,582	$222,162	$202,439

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Net Income	$44,589	$37,548	$33,402	$82,137	$66,098
Intangible amortization	1,303	1,364	1,311	2,667	2,442
Tax benefit of amortization of intangibles	(274)	(286)	(275)	(560)	(513)
Net Income, adjusted for tax affected amortization of intangibles	$45,618	$38,626	$34,438	$84,244	$68,027

Average Tangible Equity:
Total shareholders' equity	$1,563,281	$1,562,242	$1,492,912	$1,562,765	$1,461,139
Less: intangible assets	398,767	399,668	395,772	399,215	389,381
Tangible Equity	1,164,514	1,162,574	1,097,140	1,163,550	1,071,758
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$1,164,514	$1,162,574	$1,097,140	$1,163,550	$1,071,758

(8)Return on Average Tangible Common Equity	15.71%	13.47%	12.59%	14.60%	12.80%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Core Net Income:
Total Net Income	$44,589	$37,548	$33,402	$82,137	$66,098
Net securities gains	(311)	(229)	—	(540)	(4)
Tax benefit of net securities gains	65	48	—	113	1
Merger and acquisition related expenses	106	117	3,955	223	4,064
Tax benefit of merger and acquisition related expenses	(22)	(25)	(831)	(47)	(853)
Provision for credit losses - acquisition day 1 non-PCD	—	—	3,759	—	3,759
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	(789)	—	(789)
(5) Core net income	$44,427	$37,459	$39,496	$81,886	$72,276
Average Shares Outstanding Assuming Dilution	101,558,853	102,394,488	103,928,428	101,970,008	102,886,345
(6) Core Earnings per common share (diluted)	$0.44	$0.37	$0.38	$0.80	$0.70

Intangible amortization	1,303	1,364	1,311	2,667	2,442
Tax benefit of amortization of intangibles	(274)	(286)	(275)	(560)	(513)
Core Net Income, adjusted for tax affected amortization of intangibles	$45,456	$38,537	$40,532	$83,993	$74,205

(9) Core Return on Average Tangible Common Equity	15.66%	13.44%	14.82%	14.56%	13.96%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Core Return on Average Assets:
Total Net Income	$44,589	$37,548	$33,402	$82,137	$66,098
Total Average Assets	12,191,133	12,224,806	12,096,327	12,207,876	11,889,656
Return on Average Assets	1.47%	1.25%	1.11%	1.36%	1.12%

Core Net Income (5)	$44,427	$37,459	$39,496	$81,886	$72,276
Total Average Assets	12,191,133	12,224,806	12,096,327	12,207,876	11,889,656
(7) Core Return on Average Assets	1.46%	1.24%	1.31%	1.35%	1.23%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Core Efficiency Ratio:
Total Noninterest Expense	$74,235	$75,595	$76,268	$149,830	$147,518
Adjustments to Noninterest Expense:
Intangible amortization	1,303	1,364	1,311	2,667	2,442
Merger and acquisition related	106	117	3,955	223	4,064
Noninterest Expense - Core	$72,826	$74,114	$71,002	$146,940	$141,012

Net interest income, (FTE)	$112,827	$109,335	$106,582	$222,162	$202,439
Total noninterest income	26,997	24,587	24,749	51,584	47,251
Net securities gains	(311)	(229)	—	(540)	(4)
Total Revenue	139,513	133,693	131,331	273,206	249,686

Adjustments to Revenue:
Derivative mark-to-market	95	(6)	—	89	(153)
Total Revenue - Core	$139,418	$133,699	$131,331	$273,117	$249,839

(10)Core Efficiency Ratio	52.24%	55.43%	54.06%	53.80%	56.44%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	June 30,	March 31,	June 30,
	2026	2026	2025
Tangible Equity:
Total shareholders' equity	$1,569,168	$1,552,697	$1,517,767
Less: intangible assets	398,327	399,233	402,558
Tangible Equity	1,170,841	1,153,464	1,115,209
Less: preferred stock	—	—	—
Tangible Common Equity	$1,170,841	$1,153,464	$1,115,209

Tangible Assets:
Total assets	$12,207,826	$12,262,572	$12,237,147
Less: intangible assets	398,327	399,233	402,558
Tangible Assets	$11,809,499	$11,863,339	$11,834,589

(12)Tangible Common Equity as a percentage of Tangible Assets	9.91%	9.72%	9.42%

Shares Outstanding at End of Period	101,101,529	101,679,621	104,925,587
(11)Tangible Book Value Per Common Share	$11.58	$11.34	$10.63

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Pre-tax pre-provision net revenue:
Net interest income	$112,442	$108,974	$106,241	$221,416	$201,763
Noninterest income	26,997	24,587	24,749	51,584	47,251
Noninterest expense	74,235	75,595	76,268	149,830	147,518
Pre-tax pre-provision net revenue	$65,204	$57,966	$54,722	$123,170	$101,496

Net securities gains	$(311)	$(229)	$—	$(540)	$(4)
Merger and acquisition related expenses	106	117	3,955	223	4,064
Core pre-tax pre-provision net revenue	$64,999	$57,854	$58,677	$122,853	$105,556

Net charge-offs	$11,441	$8,161	$2,758	$19,602	$5,856